SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania		15017
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2012, Universal Stainless & Alloy Products, Inc. (the “Company”) held its annual meeting of stockholders. Below are the voting results for each matter submitted for a vote of the Company’s stockholders at the annual meeting:

1.	Election of Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Dennis M. Oates	5,830,968	350,727	296,911
Christopher L. Ayers	5,568,114	613,581	296,911
Douglas M. Dunn	5,774,604	407,091	296,911
M. David Kornblatt	5,973,864	207,831	296,911
Udi Toledano	5,774,821	406,874	296,911

2.	Advisory, non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTESTIONS	BROKER NON-VOTES
5,993,376	186,615	1,704	296,911

3.	Approval to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 10,000,000 to 30,000,000.

FOR	AGAINST	ABSTESTIONS	BROKER NON-VOTES
2,641,759	3,538,196	1,740	296,911

4.	Approval of the Company’s Omnibus Incentive Plan.

FOR	AGAINST	ABSTESTIONS	BROKER NON-VOTES
4,427,679	1,737,272	16,744	296,911

5.	Approval to amend the Company’s existing Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 50,000 shares.

FOR	AGAINST	ABSTESTIONS	BROKER NON-VOTES
6,061,127	118,584	1,984	296,911

6.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2012:

FOR	AGAINST	ABSTESTIONS
6,193,620	270,005	14,981

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: May 22, 2012